Exhibit 4.1

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED ROYALTY TRUST INDENTURE

OF

PERMIAN BASIN ROYALTY TRUST

This Amendment No. 2 to the Amended and Restated Royalty Trust Indenture (this “Amendment”) of Permian Basin Royalty Trust (the “Trust”), is made and entered into effective as of May 8, 2026, by the undersigned Trustee of the Trust (the “Trustee”), after receiving court approval of the Amendment.

W I T N E S S E T H :

WHEREAS, on May 8, 2026, the District Court of Tarrant County, Texas, 96th Judicial District (the “Court”) approved an order modifying that certain Amended and Restated Royalty Trust Indenture of the Trust dated as of June 20, 2014, as amended by Amendment No. 1 thereto dated May 4, 2022 (as amended, the “Trust Indenture”);

NOW, THEREFORE, the Trustee desires to amend the Trust Indenture to reflect the amendments ordered by the Court as follows:

1. Section 8.03 of the Trust Indenture is hereby modified and restated in its entirety as follows:

“8.03. Voting. Each Unit Holder shall be entitled to one vote for each Unit owned by such Unit Holder, and any Unit Holder may vote in person or by duly executed written proxy. At any such meeting the presence in person or by proxy of Unit Holders holding a majority of the Units at the time outstanding shall constitute a quorum, and, except as otherwise specifically provided herein, any matter shall be deemed to have been approved by the Unit Holders if it is approved by the vote of a majority in interest of such Unit Holders constituting a quorum.”

2. Article X of the Trust Indenture is hereby modified and restated in its entirety as follows:

“ARTICLE X

AMENDMENTS

All amendments to the provisions of the Indenture may be made by a vote of the Unit Holders present or represented at a meeting held in accordance with the requirements of Article VIII; provided that no amendment shall be effective without the express written approval of the Trustee.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Trustee has executed this Amendment as of the day and year first above written.

TRUSTEE:

ARGENT TRUST COMPANY

By: /s/ Nancy Willis____________________

Name: Nancy Willis

Title: Director of Royalty Trust Services

[Signature Page to

Amendment No. 2 to the

Amended and Restated Royalty Trust Indenture]